Exhibit 5.3

August 13, 2021

Becton, Dickinson and Company
1 Becton Drive
Franklin Lakes, NJ 07417-1880

Becton Dickinson Euro Finance S.à r.l.
412F, route d’Esch
L-1471 Luxembourg

RE:	Becton, Dickinson and Company and
Becton Dickinson Euro Finance S.à r.l.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to Becton, Dickinson and Company, a New Jersey corporation (“BD”), in connection with the public offering by Becton Dickinson Euro Finance S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (“Becton Finance” and, together with BD, each, an “Opinion Party” and, collectively, the “Opinion Parties”), of €900,000,000 aggregate principal amount of Becton Finance’s 0.334% Notes due 2028 and €900,000,000 aggregate principal amount of Becton Finance’s 1.336% Notes due 2041 (collectively referred to herein as the “Notes”) to be issued under the Indenture, dated as of May 17, 2019 (the “Base Indenture”), among Becton Finance, as issuer, BD, as guarantor (in its role as guarantor under the Indenture, the “Guarantor”), and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”), as amended and supplemented by the Third Supplemental Indenture thereto, dated as of August 13, 2021 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Indenture provides that the Notes are to be guaranteed by the Guarantor (such Guarantees (as defined below), together with the Notes, the “Securities”).

Becton Dickinson and Company
Becton Dickinson Euro Finance S.à r.l.
August 13, 2021

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)          the registration statement on Form S-3 (File No. 333-255829 and File No. 333-255829-01) of the Opinion Parties relating to debt securities of Becton Finance and the guarantees of Becton Finance’s debt securities and other securities of BD filed with the Securities and Exchange Commission (the “Commission”) on May 6, 2021 under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (the “Registration Statement”);

(b)          the prospectus, dated May 6, 2021 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)          the preliminary prospectus supplement, dated August 10, 2021 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)          the prospectus supplement, dated August 10, 2021 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e)          an executed copy of the Underwriting Agreement, dated August 10, 2021 (the “Underwriting Agreement”), among each Opinion Party, Barclays Bank PLC, BNP Paribas, Citigroup Global Markets Limited and the other underwriters named on Schedule I thereto (the “Underwriters”), relating to the sale by Becton Finance to the Underwriters of the Securities;

(f)          an executed copy of the Base Indenture, including Article 10 thereof containing the guaranty obligations of the Guarantor (the “Guarantees”);

(g)          an executed copy of the Third Supplemental Indenture; and

Becton Dickinson and Company
Becton Dickinson Euro Finance S.à r.l.
August 13, 2021

(h)          the global certificates evidencing the Notes executed by Becton Finance and registered in the name of the nominee of the common safekeeper (the “CSK”) for Euroclear Bank SA/NV and Clearstream Banking N.A. (the “Note Certificates”), delivered by Becton Finance to the Trustee for authentication and delivery.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Opinion Parties and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Opinion Parties and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies.  As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Opinion Parties and others and of public officials, including the factual representations and warranties contained in the Transaction Documents.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York (the “Opined on Law”).

As used herein, “Transaction Documents” means the Underwriting Agreement, the Indenture and the Note Certificates.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.          When the Note Certificates have been duly executed by Becton Finance under the laws of the State of New York, to the extent that such execution is governed by the laws of the State of New York, and when duly authenticated by the Trustee, duly effectuated by the relevant CSK and issued and delivered by Becton Finance against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificates will constitute valid and binding obligations of Becton Finance, entitled to the benefits of the Indenture and enforceable against Becton Finance in accordance with its terms under the laws of the State of New York.

2.          When the Guarantees have been duly executed by the Guarantor under the laws of the State of New York, to the extent that such execution is governed by the laws of the State of New York and, when the Note Certificates are duly authenticated by the Trustee and duly effectuated by the relevant CSK and are issued and delivered by Becton Finance against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Guarantees will constitute the valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms under the laws of the State of New York.

Becton Dickinson and Company
Becton Dickinson Euro Finance S.à r.l.
August 13, 2021

The opinions stated herein are subject to the following qualifications:

(a)          we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)          we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)          except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(d)          we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(e)          we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(f)          we have assumed, with your consent, that the choice of the Euro as the currency in which the Securities are denominated does not contravene any exchange control or other laws of the European Union, and further we call to your attention that a court may not award a judgment in any currency other than U.S. dollars;

(g)          to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality;

Becton Dickinson and Company
Becton Dickinson Euro Finance S.à r.l.
August 13, 2021

(h)          we call to your attention that under Section 5-1402 of the New York General Obligations Law an action may be maintained by or against a foreign corporation, a non-resident or a foreign state only if the action or proceeding arises out of or relates to a contract, agreement or undertaking and accordingly we do not express any opinion to the extent any provision extends to any dispute not arising out of or relating to the contractual relationship, whether in tort, equity or otherwise;

(i)          we call to your attention that the opinions stated herein are subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion;

(j)          we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document providing for indemnity by any party thereto against any loss in obtaining the currency due to such party under any Transaction Document from a court judgment in another currency; and

(k)          we do not express any opinion with respect to the enforceability of Article 10 of the Indenture to the extent that such section provides that the obligations of the Guarantor are absolute and unconditional irrespective of the enforceability or genuineness of the Indenture or the effect thereof on the opinions herein stated.

In addition, in rendering the foregoing opinions we have assumed that:

(a)          each Opinion Party (i) is duly incorporated or formed, as applicable, and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization or formation, as applicable, and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization or formation, as applicable, in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents to which such Opinion Party is a party;

(b)          each Opinion Party has the corporate or other requisite organizational, as applicable, power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents to which such Opinion Party is a party;

(c)          each of the Transaction Documents to which an Opinion Party is a party has been duly authorized, executed and delivered by all requisite corporate or other requisite organizational, as applicable, action on the part of such Opinion Party;

Becton Dickinson and Company
Becton Dickinson Euro Finance S.à r.l.
August 13, 2021

(d)          neither the execution and delivery by each Opinion Party of the Transaction Documents to which such Opinion Party is a party nor the performance by such Opinion Party of its obligations under each of the Transaction Documents to which such Opinion Party is a party, including the issuance and sale of the Securities: (i) conflicts or will conflict with the certificate of incorporation or articles of association, as applicable, by-laws or any other comparable organizational document of any Opinion Party, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which any Opinion Party or its property is subject (except that we do not make the assumption set forth in this clause (ii) with respect to those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or BD’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020), (iii) contravenes or will contravene any order or decree of any governmental authority to which any Opinion Party or its property is subject, or (iv) violates or will violate any law, rule or regulation to which any Opinion Party or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law);

(e)          neither the execution and delivery by each Opinion Party of the Transaction Documents to which such Opinion Party is a party nor the performance by such Opinion Party of its obligations under each of the Transaction Documents to which such Opinion Party is a party, including the issuance and sale of the Notes, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; and

(f)          we have assumed that subsequent to the effectiveness of the Base Indenture, the Base Indenture has not been amended, restated, supplemented or otherwise modified in any way that affects or relates to the Securities other than the Third Supplemental Indenture.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. We also hereby consent to the filing of this opinion with the Commission as an exhibit to BD’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP